UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2019

Forestar Group Inc.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 E. Lamar Blvd., Ste. 790, Arlington, Texas 76006

(Address of principal executive offices)

Registrant’s telephone number, including area code (817) 769-1860

10700 Pecan Park Blvd., Suite 150, Austin Texas 78750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On April 25, 2019, D.R. Horton, Inc. (“DHI”), the owner of approximately 75% of the outstanding common stock of Forestar Group Inc. (“Forestar”), disclosed selected Forestar financial information as described below in Item 7.01 of this Form 8-K.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.

On April 25, 2019, DHI reported selected Forestar financial information in DHI’s second quarter fiscal 2019 earnings release as of and for the three and six months ended March 31, 2019. The selected Forestar financial information reported by DHI, which includes previously reported financial information for prior periods, is attached to this report as Exhibit 99.1.

The selected Forestar financial information reported by DHI included in Exhibit 99.1 hereto and incorporated by reference herein constitutes “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995.

The information furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibit:

Exhibit No.	Description

99.1	Selected Financial Information of Forestar Group Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: April 25, 2019	By:	/s/ CHARLES D. JEHL
	Name:	Charles D. Jehl
	Title:	Chief Financial Officer